SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 7, 2011
HARBINGER GROUP INC.
(Exact Name of Registrant as Specified in Its Charger)

Delaware
(State or Other Jurisdiction of Incorporation)

1-4219	74-1339132

(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 27th Floor, New York, New York	10022

(Address of Principal Executive Offices)	(Zip Code)
(212) 906-8555
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 3.02. Unregistered Sales of Equity Securities
Item 4.01. Changes in Registrant’s Certifying Accountant
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 5.06. Change in Shell Company Status
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-16.1
EX-99.1
EX-99.2
EX-99.3
EX-99.4
EX-99.5
EX-99.6
EX-99.7
EX-99.8
EX-99.9

Item 1.01 Entry into a Material Definitive Agreement.
     The disclosure in Item 2.01 of this Current Report on Form 8-K (the “Current Report”) is incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     Spectrum Brands Acquisition
     On January 7, 2011 (the “Closing Date”), Harbinger Group Inc., a Delaware corporation (“HGI” or the “Company”), completed the acquisition (the “Spectrum Brands Acquisition”) of an aggregate of 27,756,905 shares of common stock (the “SB Holdings Contributed Shares”), $0.01 par value per share (“SB Holdings common stock”), of Spectrum Brands Holdings, Inc., a Delaware corporation (“SB Holdings”), owned by the Harbinger Parties (as defined herein), pursuant to the terms of the Contribution and Exchange Agreement, dated as of September 10, 2010 (as amended, the “Exchange Agreement”), entered into by and among the Company and Harbinger Capital Partners Master Fund I, Ltd., a Cayman Islands exempted company (the “Master Fund”), Harbinger Capital Partners Special Situations Fund, L.P., a Delaware limited partnership (the “Special Situations Fund”), and Global Opportunities Breakaway Ltd., a Cayman Islands exempted company (the “Breakaway Fund” and, collectively with the Master Fund and the Special Situations Fund, the “Harbinger Parties”). In exchange for the SB Holdings Contributed Shares, the Company issued an aggregate of 119,909,829 shares of its common stock, $0.01 par value per share (“HGI common stock”), to the Harbinger Parties. The exchange ratio of 4.32 to 1.00 was based on the respective volume weighted average trading prices of HGI common stock ($6.33) and SB Holdings common stock ($27.36) on the New York Stock Exchange (the “NYSE”) for the 30 trading days from and including July 2, 2010 to and including August 13, 2010, the day HGI received the Harbinger Parties’ proposal for the Spectrum Brands Acquisition.
     The consummation of the Spectrum Brands Acquisition resulted in the following as of the date of this Current Report: (i) HGI owns approximately 54.4% of the outstanding SB Holdings common stock, (ii) SB Holdings became HGI’s majority-owned subsidiary and its financial results will be consolidated with HGI’s financial results in HGI’s financial statements, (iii) the Master Fund owns 6,500,000 shares of SB Holdings common stock, or approximately 12.7% of the outstanding shares of SB Holdings common stock, (iv) the remaining 32.9% of the outstanding SB Holdings common stock continue to be owned by stockholders of SB Holdings who are not affiliated with the Harbinger Parties, and (v) the Harbinger Parties together own 129,859,890 shares of HGI common stock, or approximately 93.3% of the outstanding HGI common stock. SB Holdings common stock continues to be traded on the NYSE under the symbol “SPB”.
     Following the consummation of the Spectrum Brands Acquisition, HGI continues as a holding company that is focused on obtaining significant equity stakes in subsidiaries that operate across a diversified set of industries. HGI views the Spectrum Brands Acquisition as a first step in this process. See below for a description of SB Holdings’ business.
     Immediately prior to the consummation of the Spectrum Brands Acquisition, the Harbinger Parties held the controlling financial interests in both HGI and SB Holdings. As a result, the Spectrum Brands Acquisition will be considered a transaction between entities under common control under ASC Topic 805 — “Business Combinations”, and is being accounted for similar to the pooling of interest method. SB Holdings will be reflected as the predecessor and receiving entity in HGI’s financial statements. HGI’s financial statements will be retrospectively adjusted to reflect as HGI’s historical financial statements those of SB Holdings and Spectrum Brands, Inc., a wholly-owned subsidiary of SB Holdings (“Spectrum Brands”). SB Holdings was formed and acquired 100% of both Russell Hobbs, Inc., now a wholly-owned subsidiary of Spectrum Brands (“Russell Hobbs”), and Spectrum Brands in exchange for issuing an approximately 65% controlling financial interest to the Harbinger Parties and an approximately 35% non-controlling financial interest to other stockholders (other than the Harbinger Parties) (this transaction is referred to as the “SB/RH Merger”). As Spectrum Brands was the accounting acquirer in the SB/RH Merger, the financial statements of Spectrum Brands will be included as HGI’s predecessor entity for periods preceding the SB/RH Merger.
     The issuance of shares of HGI common stock to the Harbinger Parties pursuant to the Exchange Agreement and the acquisition by HGI of the SB Holdings Contributed Shares were not registered under the Securities Act of 1933, as amended (the “Securities Act”). These shares are restricted securities under the Securities Act. HGI may not be able to sell the SB Holdings Contributed Shares and the Harbinger Parties may not be able to sell their HGI common stock acquired pursuant to the Exchange Agreement except pursuant to: (i) an effective registration statement under the Securities Act covering the resale of those shares, (ii) Rule 144 under the Securities Act, which requires a specified holding period and limits the manner and volume of sales, or (iii) any other applicable exemption under the Securities Act.
     The foregoing description of the Exchange Agreement is qualified in its entirety by reference to the Exchange Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-04219) filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 14, 2010 (“September Form 8-K”), and Amendment to the Exchange Agreement, dated as of November 5, 2010, entered into by and among the Company and the Harbinger Parties, which was filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q (File No. 001-04219) filed with the SEC on November 9, 2010, which agreements are incorporated into this Current Report by reference.
     The Company, as a nominal defendant, and the members of its board of directors are named as defendants in a derivative action filed in December 2010 by Alan R. Kahn in the Delaware Court of Chancery. The plaintiff alleges that the Spectrum Brands Acquisition is financially unfair to the Company and its public stockholders and seeks unspecified damages and rescission of the transaction. The Company believes the allegations are without merit and intends to vigorously defend this matter.

     Lock-Up Letter
     In connection with the closing of the Spectrum Brands Acquisition, the Harbinger Parties delivered to HGI a lock-up letter (the “Lock-Up Letter”). Pursuant to the Lock-Up Letter, the Harbinger Parties agreed that, for a period of 90 days from the Closing Date, they will not without the prior written consent of HGI, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell or grant any option, right or, warrant for the sale of, or otherwise dispose of or transfer any of their SB Holdings common stock owned beneficially or as of record on the Closing Date (the “Subject Shares”) or any securities convertible into or exchangeable or exercisable for the Subject Shares (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith under the Securities Act, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of the SB Holdings common stock or other securities, in cash or otherwise (each transaction described in the preceding clauses (i) and (ii), a “Transfer”).
     The restrictions contained in the Lock-Up Letter do not apply to (i) any Transfer of the Lock-Up Securities pursuant to the Exchange Agreement, (ii) any Transfer of the Lock-Up Securities to an affiliate of the Harbinger Parties, (iii) any pledge by the Harbinger Parties of the Lock-Up Securities in favor of a lender or other similar financing source, and (iv) any Transfer or distribution by the Harbinger Parties of the Lock-Up Securities to their limited partners, members or stockholders; provided, that in the case of any Transfer described in the preceding clause (ii), such affiliate delivers a signed written agreement accepting the restrictions set forth in the Lock-Up Letter as if it were a Harbinger Party for the balance of the lock-up period. The restrictions of the Lock-Up Letter do not apply to any Lock-Up Securities acquired by the Harbinger Parties after the Closing Date.
     The foregoing description of the Lock-Up Letter is qualified in its entirety by reference to the Lock-Up Letter, the form of which was filed as Exhibit 10.1 to the September Form 8-K and is incorporated into this Current Report by reference.
     HGI Registration Rights Agreement
     In connection with the Exchange Agreement, on September 10, 2010 HGI and the Harbinger Parties entered into a registration rights agreement (the “HGI Registration Rights Agreement”). Pursuant to the HGI Registration Rights Agreement and effective on the Closing Date, the Harbinger Parties, among other things and subject to the terms and conditions set forth therein, have certain demand and so-called “piggy back” registration rights with respect to (i) any and all shares of HGI common stock owned after September 10, 2010 by the Harbinger Parties and their permitted transferees (irrespective of when acquired) and any shares of HGI common stock issuable or issued upon exercise, conversion or exchange of HGI’s other securities owned by the Harbinger Parties, and (ii) any HGI securities issued in respect of HGI common stock issued or issuable to any of the Harbinger Parties with respect to those securities described in the preceding clause (i).
     Under the HGI Registration Rights Agreement, any of the Harbinger Parties may demand that HGI register all or a portion of such Harbinger Party’s HGI common stock for sale under the Securities Act, so long as the anticipated aggregate offering price of the securities to be offered is (i) at least $30 million if registration is to be effected pursuant to a Registration Statement on Form S-1 or any similar “long-form” registration or (ii) at least $5 million if registration is to be effected pursuant to a registration statement on Form S-3 or a similar “short-form” registration. Under the HGI Registration Rights Agreement, HGI is not obligated to effect more than three such “long-form” registrations in the aggregate for all of the Harbinger Parties.
     The HGI Registration Rights Agreement also provides that if HGI decides to register shares of HGI common stock for its own account or the account of a stockholder other than the Harbinger Parties (subject to certain exceptions set forth in the HGI Registration Rights Agreement), the Harbinger Parties may require HGI to include all or a portion of their shares of HGI common stock in the registration and, to the extent the registration is in connection with an underwritten public offering, to have such shares of HGI common stock included in the offering.
     The foregoing description of the HGI Registration Rights Agreement is qualified in its entirety by reference to the HGI Registration Rights Agreement, which was filed as Exhibit 10.2 to the September Form 8-K and is incorporated into this Current Report by reference.
     SB Holdings Stockholder Agreement
     In connection with the closing of the Exchange Agreement, on September 10, 2010 HGI signed, and on the Closing Date became a party to, the existing Stockholder Agreement, dated as of February 9, 2010 (the “SB Holdings Stockholder Agreement”), by and among the Harbinger Parties and SB Holdings. Pursuant to the SB Holdings Stockholder Agreement, the parties agreed that, among other things and subject to the terms and conditions set forth therein:
•	SB Holdings will maintain (i) a special nominating committee (the “Special Nominating Committee”) of its board of directors consisting of three Independent Directors (as defined in the SB Holdings Stockholder Agreement), (ii) a nominating and corporate governance committee of its board of directors (the “Nominating and Corporate Governance Committee”) and (iii) an Audit Committee in accordance with the NYSE rules;

•	for so long as HGI (together with HGI’s affiliates, including the Harbinger Parties) own 40% or more of SB Holdings’ outstanding voting securities, HGI will vote its shares of SB Holdings common stock to effect the structure of SB Holdings’ board of directors described in the SB Holdings Stockholder Agreement and to ensure that SB Holdings’ Chief Executive Officer is elected to its board of directors;

•	neither SB Holdings nor any of its subsidiaries will be permitted to pay any monitoring or similar fee to HGI or its affiliates, including the Harbinger Parties;

•	HGI will not effect any transfer of SB Holdings’ equity securities to any person that would result in such person and its affiliates owning 40% or more of SB Holdings’ outstanding voting securities, unless (i) such person agrees to be bound by the terms of the SB Holdings Stockholder Agreement, (ii) the transfer is pursuant to a bona fide acquisition of SB Holdings approved by SB Holdings’ board of directors and a majority of the members of the Special Nominating Committee, (iii) the transfer is otherwise specifically approved by SB Holdings’ board of directors and a majority of the Special Nominating Committee, or (iv) the transfer is of 5% or less of SB Holdings’ outstanding voting securities;

•	before June 16, 2011, HGI will not (and HGI will not permit any of its affiliates, including the Harbinger Parties, to) make any public announcement with respect to, or submit a proposal for, or offer in respect of a going-private transaction of SB Holdings unless such action is specifically requested in writing by the board of directors of SB Holdings with the approval of a majority of the members of the Special Nominating Committee. In addition, under the SB Holdings’ certificate of incorporation, no stockholder that (together with its affiliates) owns 40% or more of the outstanding voting securities of SB Holdings (the “40% Stockholder”) shall, or shall permit any of its affiliates or any group which such 40% Stockholder or any person directly or indirectly controlling or controlled by such 40% Stockholder is a member of, engage in any transactions that would constitute a going-private transaction, unless such transaction satisfies certain requirements;

•	HGI will have certain inspection rights so long as HGI and its affiliates, including the Harbinger Parties, own, in the aggregate, at least 15% of the outstanding SB Holdings’ voting securities; and

•	HGI will have certain rights to obtain SB Holdings information, at HGI’s expense, for so long as HGI owns at least 10% of the outstanding SB Holdings’ voting securities.
     The provisions of the SB Holdings Stockholder Agreement (other than with respect to information and investigation rights) will terminate on the date on which HGI and its affiliates (including the Harbinger Parties) no longer beneficially own 40% of the outstanding SB Holdings’ voting securities. The SB Holdings Stockholder Agreement terminates when any person or group owns 90% or more of the outstanding SB Holdings’ voting securities. The SB Holdings Stockholder Agreement cannot be amended without the approval of the parties thereto and cannot be waived without the approval of the party against whom the waiver is to be effective; provided that no such amendment or waiver will be effective without approval of a majority of the members of the Special Nominating Committee.
     The foregoing description of the SB Holdings Stockholder Agreement is qualified in its entirety by reference to the SB Holdings Stockholder Agreement, which was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K (File No. 001 — 04219) filed with the SEC on November 5, 2010 (the “November Form 8-K”) and is incorporated into this Current Report by reference.
     SB Holdings Registration Rights Agreement
     In connection with the Exchange Agreement, on September 10, 2010 HGI signed, and on the Closing Date became a party to, the existing Registration Rights Agreement, dated as February 9, 2010 (the “SB Holdings Registration Rights Agreement”), by and among the Harbinger Parties, SB Holdings, and Avenue International Master, L.P. (“Avenue International Master”), Avenue Investments, L.P. (“Avenue Investments”), Avenue Special Situations Fund IV, L.P. (“Avenue Fund IV”), Avenue Special Situations Fund V, L.P. (“Avenue Fund V”) and Avenue-CDP Global Opportunities Fund, L.P. (“CDP Global” and collectively with Avenue International Master, Avenue Investments, Avenue Fund IV and Avenue Fund V, the “Avenue Parties”). Pursuant to the SB Holdings Registration Rights Agreement, HGI has, among other things and subject to the terms and conditions set forth therein, certain demand and so-called “piggy back” registration rights with respect to HGI’s shares of SB Holdings common stock.
     Under the SB Holdings Registration Rights Agreement, HGI, the Harbinger Parties or the Avenue Parties may demand that SB Holdings register all or a portion of HGI’s or their respective SB Holdings common stock for sale under the Securities Act, so long as the anticipated aggregate offering price of the securities to be offered is (i) at least $30 million if registration is to be effected pursuant to a Registration Statement on Form S-1 or a similar “long-form” registration or (ii) at least $5 million if registration is to be effected pursuant to a Registration Statement on Form S-3 or a similar “short-form” registration.
     The SB Holdings Registration Rights Agreement also provides that if SB Holdings decides to register shares of its common stock for its own account or the account of a stockholder other than HGI, the Harbinger Parties and the Avenue Parties (subject to certain exceptions set forth in the agreement), HGI, the Harbinger Parties or the Avenue Parties may require SB Holdings to include all or a portion of their shares of SB Holdings common stock in the registration and, to the extent the registration is in connection with an underwritten public offering, to have such shares of SB Holdings common stock included in the offering.
     The foregoing description of the SB Holdings Registration Rights Agreement is qualified in its entirety by reference to the SB Holdings Stockholder Agreement, which was filed as Exhibit 99.2 to the November Form 8-K and is incorporated into this Current Report by reference.
     Release of Escrow Proceeds
     On November 15, 2010, HGI completed its previously announced offering (the “Offering”) of $350.0 million aggregate principal amount of 10.625% senior secured notes due 2015 (the “Notes”). The net proceeds of the Notes were released to HGI from a segregated escrow account upon consummation of the Spectrum Brands Acquisition. HGI intends to use the net proceeds from the Offering for general corporate purposes, which may include acquisitions and other investments.
Form 10 Disclosure
     HGI does not believe it was a “shell company” (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) prior to the closing of the Spectrum Brands Acquisition. However, to provide relevant information to investors, set forth below is the information with respect to HGI and SB Holdings that would be required if HGI were a shell company prior to the Spectrum Brands Acquisition and was filing a general form for registration of securities on Form 10 under the Exchange Act.
     Unless otherwise indicated or the context otherwise requires, all references below to “HGI,” “we,” “us,” “our” and the “Company” refer to Harbinger Group Inc. together with SB Holdings, HGI’s majority-owned subsidiary, and SB Holdings’ subsidiaries, all references to “SB Holdings” refer to only Spectrum Brands Holdings, Inc., together with its subsidiaries, as it existed immediately prior to the Spectrum Brands Acquisition, all references to “Spectrum Brands” refer to Spectrum Brands, Inc. and its subsidiaries, and all references to “Russell Hobbs” refer only to Russell Hobbs, Inc. The following is a description of HGI after giving effect to the Spectrum Brands Acquisition described in this Item 2.01. Information with respect to SB Holdings was supplied by SB Holdings for inclusion in this Current Report or has been excerpted from SB Holdings’ Form 10-K for the fiscal year ended September 30, 2010, filed with the SEC on December 14, 2010 (the “SB Holdings Form 10-K”)
Business
     Business of HGI
     The business of HGI is described in the section captioned “Information about HGI and Spectrum Brands — Information about HGI” beginning on page 20 of HGI’s Definitive Information Statement on Schedule 14C filed by HGI with the SEC on November 5, 2010 (the “November Information Statement”).
     Business of SB Holdings
     The description of the business of SB Holdings, included as Item 1 of the SB Holdings Form 10-K, is set forth in Exhibit 99.1 to this Current Report and is incorporated into this Current Report by reference.
Employees
     The description of the labor force of SB Holdings, included in Item 1 of the SB Holdings Form 10-K, is set forth in Exhibit 99.1 to this Current Report and is incorporated into this Current Report by reference.
Available Information
     HGI, SB Holdings and Spectrum Brands file annual reports, quarterly reports and current reports, proxy statements, information statements and other information with the SEC. You may read and copy any reports, statements or other information that HGI, SB Holdings and Spectrum Brands file at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, DC 20549 at prescribed rates. Please call the SEC at 1-(800) SEC-0330 for further information on the public reference rooms. The SEC also maintains a web site at http://www.sec.gov at which reports, proxy and information statements and other information regarding HGI, SB Holdings and Spectrum Brands are available. HGI maintains a website at http://www.harbingergroupinc.com. Spectrum Brands and SB Holdings maintain a website at http://www.spectrumbrands.com. The material located on these company websites is not a part of this Current Report.
     You can also obtain any of these documents by requesting them in writing or by telephone from the appropriate party at the following addresses:

Harbinger Group Inc.
450 Park Avenue, 27th Floor
New York, New York 10022
Attention: Investor Relations
Telephone: (212) 906-8560
Spectrum Brands Holdings, Inc.
601 Rayovac Drive
Madison, Wisconsin 53711
Attention: Investor Relations
Telephone: (608) 275-3340
Spectrum Brands, Inc.
601 Rayovac Drive
Madison, Wisconsin 53711
Attention: Investor Relations
Telephone: (608) 275-3340
Risk Factors
     The risks associated with HGI’s and SB Holdings’ businesses are discussed in the section captioned “Item 1A. Risk Factors” beginning on page 20 of HGI’s Quarterly Report on Form 10-Q (File No. 001 — 04219) filed with the SEC on November 9, 2010 (the “HGI Form 10-Q”).
Selected Historical Financial Information
     Selected historical financial information of HGI is set forth in Exhibit 99.2 to this Current Report and is incorporated into this Current Report by reference. Selected historical financial information of SB Holdings, included as Item 6 of the SB Holdings Form 10-K, is set forth in Exhibit 99.3 to this Current Report and is incorporated into this Current Report by reference.
Management’s Discussion and Analysis of Financial Condition and Results of Operations of SB Holdings
     Management’s discussion and analysis of financial condition and results of operations of SB Holdings, included as Item 7 of the SB Holdings Form 10-K, is set forth in Exhibit 99.4 to this Current Report and is incorporated into this Current Report by reference.
Quantitative and Qualitative Disclosures about Market Risk
     As a “smaller reporting company” as defined by Item 10 of Regulation S-K, HGI is not required to provide this information.
Properties
     The description of SB Holdings’ properties, included in Item 1 of SB Holdings Form 10-K, is set forth in Exhibit 99.1 to this Current Report and is incorporated into this Current Report by reference.
Security Ownership of Certain Beneficial Owners and Management
     The description of the beneficial ownership of HGI common stock immediately after the consummation of the Spectrum Brands Acquisition is set forth in the section captioned “Principal Stockholders of HGI Before and After the Spectrum Brands Acquisition” beginning on page 197 of the November Information Statement.
Directors and Executive Officers of HGI
     Immediately following the consummation of the Spectrum Brands Acquisition, the persons serving as HGI’s and SB Holdings’ executive officers and directors continue to serve in their same respective positions with HGI and SB Holdings.
     The information with respect to HGI’s directors and executive officers after the consummation of the Spectrum Brands Acquisition is set forth in the sections captioned “Proposal 1 — Election of Directors” and “Information About the Executive Officers” beginning on pages 6 and 14, respectively, of HGI’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 23, 2010 (the “April Proxy Statement”).
Director and Executive Officer Compensation of HGI

     The information with respect to compensation of HGI’s executive officers and directors required by Item 402 of Regulation S-K is set forth in the April Proxy Statement in the sections captioned “Compensation and Benefits” and “Compensation and Benefits — Director Compensation” beginning on page 14 and 18, respectively. Additional disclosure regarding the terms of each of the employment agreements between HGI and its executive officers is described in the section captioned “Compensation and Benefits — Employment Agreements with Named Executive Officers; Payments upon Termination and Change in Control” beginning on page 17 of the April Proxy Statement.
Certain Relationships and Related Transactions, and Director Independence
     HGI — The information required by Item 404 of Regulation S-K with respect to HGI’s transactions with related persons is set forth in the section captioned “Corporate Governance — Related Person Transactions” beginning on page 11 of the April Proxy Statement. The information required by Item 407(a) of Regulation S-K with respect to HGI’s independent directors is set forth in the section captioned “Corporate Governance — Director Independence” on page 10 of the April Proxy Statement.
     Please also see the section captioned “— Spectrum Brands Acquisition” above for a description of the Exchange Agreement and the transactions consummated thereunder.
     SB Holdings — The information required by Item 404 of Regulation S-K with respect to SB Holdings’ and Spectrum Brands’ transactions with related persons, supplied to us by SB Holdings for inclusion in this Current Report, is set forth in Exhibit 99.5 to this Current Report and is incorporated into this Current Report by reference.
Legal Proceedings
     HGI — The information required by Item 103 of Regulation S-K with respect to HGI is set forth beginning on page 20 of the HGI Form 10-Q.
     SB Holdings — The information required by Item 103 of Regulation S-K with respect to SB Holdings and Spectrum Brands, included in Item 3 of SB Holdings Form 10-K, is set forth in Exhibit 99.6 to this Current Report and is incorporated into this Current Report by reference.
Market Price of and Dividends on HGI’s Common Equity and Related Stockholder Matters
     Market Information
     HGI common stock is listed on the NYSE and trades under the symbol “HRG.” Prior to the completion of HGI’s reincorporation merger with Zapata Corporation on December 23, 2009 (the “Reincorporation Merger”), HGI’s stock traded under the symbol “ZAP.” The high and low sales prices for HGI common stock for each quarterly period for the last two fiscal years and for the period ended September 30, 2010 are shown in the following table.

	High	Low
Year Ended December 31, 2008
First Quarter	$7.34	$6.75
Second Quarter	7.31	6.81
Third Quarter	7.14	6.41
Fourth Quarter	7.00	4.96
Year Ended December 31, 2009
First Quarter	$6.95	$5.55
Second Quarter	7.56	5.71
Third Quarter	7.56	6.80
Fourth Quarter	7.30	6.65
Period Ended September 30, 2010
First Quarter	$7.43	$6.75
Second Quarter	6.83	6.28
Third Quarter	6.50	5.11
Holders
     As of December 31, 2010, there were approximately 1,786 holders of record of HGI common stock.
Dividends

     HGI has not declared or paid any cash dividends for the two fiscal years ended December 31, 2009 and for the period ended September 30, 2010 and does not anticipate paying cash dividends in the foreseeable future. HGI currently intends to retain future earnings for reinvestment in its business. In addition, the terms of the indenture governing the Notes restrict HGI’s ability to pay dividends to its stockholders. Any future determination to pay cash dividends will be at the discretion of the HGI’s board of directors and will be dependent upon its financial condition, results of operations, capital requirements, contractual restrictions and such other factors as the board of directors deems relevant.
Securities Authorized for Issuance Under Equity Compensation Plans
     The following table sets forth information with respect to compensation plans under which HGI’s equity securities are authorized for issuance as of December 31, 2009:

Number of Securities Remaining
	Number of Securities to Be	Weighted-Average	Available for Future Issuance
	Issued Upon Exercise of	Exercise Price of	Under Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
Plan Category	Warrants and Rights(a)	Warrants and Rights(b)	Reflected in Column (a))(c)
	(In thousands)		(In thousands)
Equity compensation plans approved by security holders	524	$5.49	5,863
Equity compensation plans not approved by security holders	—	—	—

Total	524	$5.49	5,863

Recent Sales of Unregistered Securities
     On November 15, 2010, pursuant to the Purchase Agreement (the “Purchase Agreement”), dated as of November 5, 2010, by and among HGI and certain initial purchasers named therein (collectively, the “Initial Purchasers”), the Initial Purchasers purchased, and HGI sold, $350 million aggregate principal amount of Notes. The Notes were issued at 98.587% of the principal amount thereof. The net proceeds of the Notes were released to HGI from a segregated escrow account upon consummation of the Spectrum Brands Acquisition. The Notes were sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to certain persons in offshore transactions pursuant to Regulation S under the Securities Act. The Notes are not registered under the Securities Act and may not be offered or sold in the United States absent such registration or an exemption from the registration requirements of such Act.
     Please also see Item 2.01 — “Spectrum Brands Acquisition” above for information with respect to the issuance of unregistered securities by HGI to the Harbinger Parties.
Description of HGI’s Capital Stock
     Authorized and Outstanding Capital Stock — HGI is authorized to issue 500,000,000 shares of HGI common stock and 10,000,000 shares of preferred stock, $0.01 par value per share.
     As of January 7, 2011, after giving effect to the Spectrum Brands Acquisition, HGI had 139,201,939 shares of HGI common stock issued and outstanding and 0 shares of preferred stock issued and outstanding.
     Common Stock — The holders of HGI common stock are entitled to one vote per share. The holders of HGI common stock will be entitled to receive ratably dividends, if any, declared by HGI’s board of directors out of legally available funds; however, HGI currently intends to retain future earnings for reinvestment in its business. In addition, the terms of the indenture governing the Notes restrict HGI’s ability to pay dividends to its stockholders. Upon liquidation, dissolution or winding-up, the holders of HGI common stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of HGI common stock will have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of HGI common stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of HGI’s board of directors and issued in the future.
     Preferred Stock — HGI’s board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by HGI’s board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.
     In addition, see the section captioned “The Reincorporation Merger — Significant Changes Caused by the Reincorporation

Merger” beginning on page 7 of the Definitive Proxy Statement filed by HGI with the SEC on November 30, 2009. Copies of HGI’s Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws (the “Bylaws”) have been filed as Exhibits 3.1 and 3.2, respectively, to HGI’s Current Report on Form 8-K (File No. 001 — 04219) filed with the SEC on December 28, 2009.
     Registration Rights — In connection with the Exchange Agreement, on September 30, 2010 HGI and the Harbinger Parties entered into the HGI Registration Rights Agreement pursuant to which the Harbinger Parties, among other things and subject to the terms and conditions set forth therein, have certain demand and so-called “piggy back” registration rights. See Item 2.01 — “HGI Registration Rights Agreement” for a description of the HGI Registration Rights Agreement.
     Stock Symbol — HGI common stock is listed on the NYSE and trades under the symbol “HRG.”
     Transfer Agent and Registrar — The transfer agent and registrar for HGI common stock is American Stock Transfer.
Indemnification of Directors and Officers and Limitations on Liability
     Certificate of Incorporation
     Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify directors and officers, as well as employees and agents, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, that are actually and reasonably incurred in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, known as a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification if the person seeking indemnification has been found liable to the corporation. The statute provides that it is not excluding other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.
     The Certificate of Incorporation provides that the personal liability of the directors of HGI is eliminated to the fullest extent permitted by the DGCL, including, without limitation, paragraph (7) of subsection (b) of Section 102 thereof, as the same may be amended or supplemented. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of HGI shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
     The Certificate of Incorporation also contains an indemnification provision that provides that HGI shall have the power, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended or supplemented, to indemnify any person by reason of the fact that the person is or was a director, officer, employee or agent of HGI, or is or was serving at the request of HGI as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.
     The Certificate of Incorporation also provides that neither any amendment nor repeal of the indemnification or the exculpation provision thereof, nor the adoption of any provision of the Certificate of Incorporation inconsistent with the indemnification or the exculpation provision thereof, whether by amendment to the Certificate of Incorporation or by merger, reorganization, recapitalization or other corporate transaction having the effect of amending the Certificate of Incorporation, shall eliminate or reduce the effect of the indemnification or the exculpation provision in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for the indemnification or the exculpation provision, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
     Bylaws
     The Bylaws provide that each person who is or was a director of HGI shall be indemnified and advanced expenses by HGI to the fullest extent permitted from time to time by the DGCL as it existed on the date of the adoption of the Bylaws or as it may thereafter be amended (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits HGI to provide broader indemnification rights than said law permitted HGI to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. HGI may, by action of its board of directors, provide indemnification and advance expenses to officers, employees and agents (other than directors) of HGI, to directors, officers, employees or agents of a subsidiary, and to each person serving as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at the request of HGI (each of the foregoing, a “Covered Person”), with the same scope and effect as the foregoing indemnification of directors of HGI. HGI shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by HGI’s board of directors or is a proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by the Bylaws or otherwise by HGI. Without limiting the generality or the effect of the foregoing, HGI may enter into one or more agreements with any person which provide for indemnification or advancement of expenses greater or different than that provided in the Bylaws.
     The Bylaws also contain a provision that provides that any right to indemnification or to advancement of expenses of any Covered Person arising pursuant to the Bylaws shall not be eliminated or impaired by an amendment to or repeal of the Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.
     To the extent and in the manner permitted by law, HGI also has the right to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.
     Indemnification Agreements
     HGI enters into indemnification agreements with its directors and officers which may, in certain cases, be broader than the specific indemnification provisions contained in its Certificate of Incorporation and Bylaws. The indemnification agreements may require HGI, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors, officers or employees of HGI and to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified.
     Liability Insurance
     In addition, HGI maintains liability insurance for its directors and officers. This insurance provides for coverage, subject to certain exceptions, against loss from claims made against directors and officers in their capacity as such, including claims under the federal securities laws.
Financial Statements and Supplementary Data
     Reference is made to the information included in Item 9.01 of this Current Report with respect to the financial statements and supplementary data of SB Holdings, Spectrum Brands and Russell Hobbs, which is incorporated herein by reference.
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
     The information included in Item 4.01 of this Current Report is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
     The information included in Item 2.01 of this Current Report under the caption “Recent Sales of Unregistered Securities” is incorporated herein by reference. This Current Report is neither an offer to purchase, nor a solicitation of an offer to sell, securities. The issuance of the shares of HGI common stock to the Harbinger Parties pursuant to the Exchange Agreement was not registered under the Securities Act and none of these shares may be offered in the United States absent registration or an applicable exemption from registration requirements of the Securities Act. These shares were offered in a privately negotiated transaction and no form of general solicitation or general advertising was used to offer or sell these shares. Each of the Harbinger Parties represented that it was an accredited investor within the meaning of Regulation D under the Securities Act.
Item 4.01. Changes in Registrant’s Certifying Accountant.
     Termination of the Engagement of Deloitte & Touche LLP:
     In connection with the Spectrum Brands Acquisition, effective as of January 7, 2011 HGI terminated the engagement of Deloitte & Touche LLP (“Deloitte”) as its independent registered public accounting firm. HGI has engaged KPMG LLP, the independent registered public accounting firm of SB Holdings and Spectrum Brands, as HGI’s independent registered public accounting firm.
     Deloitte’s report on HGI’s financial statements for the two fiscal years ended December 31, 2009 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles; Deloitte did not audit the Company’s financial statements for the fiscal year ended December 31, 2010.

     During the two most recent fiscal years ended December 31, 2010 and the subsequent interim period through January 7, 2011, the date of the termination, HGI did not have any disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. During the two most recent fiscal years ended December 31, 2010 and the subsequent interim period through January 7, 2011, the date of termination, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).
     HGI has requested Deloitte to furnish it a letter addressed to the SEC stating whether it agrees with the above statements. A copy of Deloitte’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.
     The decision to terminate the engagement of Deloitte as HGI’s independent registered public accounting firm was approved by the Audit Committee of HGI’s Board of Directors.
     Engagement of KPMG LLP:
     HGI has engaged KPMG LLP (“KPMG”) as its independent registered public accounting firm effective as of January 7, 2011.
     During HGI’s two most recent fiscal years ended December 31, 2010 and in the subsequent interim period though January 7, 2011, the effective date of KPMG’s engagement by HGI, neither HGI nor anyone on its behalf consulted with KPMG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on HGI’s financial statements, and KPMG did not provide either a written report or oral advice to HGI that was an important factor considered by HGI in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a “reportable event”, as defined in Item 304(a)(1)(v) of Regulation S-K.
     The decision to engage KPMG as HGI’s independent registered public accounting firm was approved by the Audit Committee of HGI’s Board of Directors.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Prior to the Spectrum Brands Acquisition, the Company maintained a fiscal year ending December 31.
     The Harbinger Parties held controlling financial interests in both HGI and SB Holdings immediately prior to the Spectrum Brands Acquisition. As a result, the Spectrum Brands Acquisition was considered a transaction between entities under common control under ASC Topic 805 — “Business Combinations”. Although HGI was the issuer of shares in the Spectrum Brands Acquisition, prior thereto SB Holdings was an operating business and HGI was not. Therefore, SB Holdings will be reflected as the predecessor and receiving entity to provide a more meaningful presentation of the transaction to HGI’s stockholders. HGI’s financial statements will be retrospectively adjusted to reflect as its historical financial statements those of SB Holdings and Spectrum Brands. Accordingly, on January 7, 2011, the Company changed its fiscal year end from December 31 to September 30 to conform to the fiscal year end of SB Holdings.
     As a result of this change in fiscal year, the Company’s remaining reporting periods for fiscal year 2011 are expected to end on April 3, 2011, July 3, 2011 and September 30, 2011. The Company’s next quarterly or annual report to be filed under the Exchange Act will be an Annual Report on Form 10-K for its fiscal year ended December 31, 2010.
Item 5.06. Change in Shell Company Status.
     As described in Item 2.01, on January 7, 2011 the Company completed the Spectrum Brands Acquisition and, as a result, SB Holdings became a majority-owned subsidiary of the Company. The Company does not believe it was a “shell company” (as defined in Rule 12b-2 of the Exchange Act) prior to closing of the Spectrum Brands Acquisition. If the Company was a shell company prior to the Closing Date, it ceased to be a shell company on the Closing Date.
Item 8.01 Other Events
     On November 15, 2010, HGI completed the Offering of $350.0 million aggregate principal amount of Notes. The net proceeds of the Notes were released to HGI from a segregated escrow account upon consummation of the Spectrum Brands Acquisition. HGI intends to use the net proceeds from the Offering for general corporate purposes, which may include acquisitions and other investments. HGI may also seek to raise capital through the issuance of common or preferred equity and the issuance of additional debt. In connection with these activities, HGI may from time to time discuss the possible terms of equity capital or debt issuances with potential investors. There is no assurance, however, that such capital or additional debt will be available at the time, in the amounts necessary or with terms satisfactory to HGI.

     On January 7, 2011, the Company issued a press release announcing the consummation of the Spectrum Brands Acquisition and the change in the Company’s fiscal year end. A copy of the press release is attached hereto as Exhibit 99.9.
Item 9.01 Financial Statements and Exhibits.
     (a) The audited consolidated financial statements of SB Holdings for the fiscal years ended September 30, 2010, 2009 and 2008, included in the SB Holdings Form 10-K, are filed herewith as Exhibit 99.7 and are incorporated into this Current Report by reference.
     The audited consolidated financial statements of Russell Hobbs for the fiscal years ended June 30, 2009 and 2008 and the unaudited interim consolidated financial statements of Russell Hobbs for the nine months ended March 31, 2010 and 2009, required to be filed pursuant to Items 9.01(a) and (c) of Form 8-K have been previously filed in the November Information Statement and are incorporated into this Current Report by reference.
     (b) The unaudited pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K is filed herewith as Exhibit 99.8 and are incorporated into this Current Report by reference.
     (c) See Item 9.01(a) and (b) above.
     (d) Exhibits.

Exhibit		Incorporated by Reference
Number	Exhibit	to the Following Documents
2.1†	Contribution and Exchange Agreement, dated as of September 10, 2010, by and among Harbinger Group Inc., Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd.	Current Report on Form 8-K (File No. 001-04219), filed September 14, 2010, Exhibit 2.1

3.1	Certificate of Incorporation of Harbinger Group Inc.	Current Report on Form 8-K, (File No. 001-04219), filed December 28, 2009, Exhibit 3.1

3.2	Bylaws of Harbinger Group Inc.	Current Report on Form 8-K (File No. 001-04219), filed December 28, 2009, Exhibit 3.2

10.1	Form of lock-up letter delivered to Harbinger Group Inc. by Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd.	Current Report on Form 8-K (File No. 001-04219), filed September 14, 2010, Exhibit 10.1

10.2	Registration Rights Agreement, dated as of September 10, 2010, by and among Harbinger Group Inc., Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd.	Current Report on Form 8-K (File No. 001-04219), filed September 14, 2010, Exhibit 10.2

10.3	Amendment, dated as of November 5, 2010, to the Contribution and Exchange Agreement, dated as of September 10, 2010, by and among Harbinger Group Inc., Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd.	Quarterly Report on Form 10-Q (File No. 001-04219), filed November 9, 2010, Exhibit 10.4

16.1	Letter from Deloitte & Touche LLP, dated as of January 7, 2011, regarding change in certifying accountant.	*

99.1	Description of the business of Spectrum Brands Holdings, Inc.	*

99.2	Selected historical financial information of Harbinger Group Inc.	*

99.3	Selected historical financial information of Spectrum Brands Holdings, Inc.	*

99.4	Management’s discussion and analysis of financial condition and results of operations of Spectrum Brands Holdings, Inc.	*

99.5	Information with respect to certain relationships and related person transactions of Spectrum Brands Holdings, Inc. and Spectrum Brands, Inc.	*

Exhibit		Incorporated by Reference
Number	Exhibit	to the Following Documents
99.6	Information with respect to certain legal proceedings of Spectrum Brands Holdings, Inc. and Spectrum Brands, Inc.	*

99.7	Audited consolidated financial statements of Spectrum Brands Holdings, Inc. for the fiscal years ended September 30, 2010, 2009 and 2008.	*

99.8	Unaudited pro forma financial information of Harbinger Group Inc. and its subsidiaries.	*

99.9	Press Release dated January 7, 2011.	**

*	Filed herewith

**	Furnished herewith

†	Exhibits and schedules to the Contribution and Exchange Agreement and other documents referenced therein have been omitted pursuant to Item 601(b) (2) of Regulation S-K. The registrant will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBINGER GROUP INC.
Date: January 7, 2011	By:	/s/ Francis T. McCarron
		Name:	Francis T. McCarron
		Title:	Executive Vice President and Chief Financial Officer